UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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MAGNETEK, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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N49 W13650 Campbell Drive
Menomonee Falls, Wisconsin 53051

May 4, 2010

Dear Stockholder:

        It is our pleasure to invite you to a Special Meeting of Stockholders of Magnetek, Inc., which will be held on May 24, 2010 at 10:00 a.m. Central Daylight Time at Magnetek's corporate offices, N50 W13775 Overview Drive, Menomonee Falls, Wisconsin, 53051. During the meeting, we will discuss the items of business described in the attached Notice of Special Meeting of Stockholders and Proxy Statement.

        We hope you can personally attend the meeting and vote your shares. If you are unable to do so, it is still important that your shares be represented and we urge you to promptly sign, date and return the enclosed Proxy Card, or to vote by telephone or by Internet by following the instructions on the enclosed Proxy Card. Your vote, regardless of the number of shares you own, is important. If you are unable to attend the meeting, we hope you will listen to it live over the Internet by accessing the "Investor Relations" page of our web site, www.magnetek.com. Audio of the meeting will be maintained on our web site as long as its content remains timely.

Sincerely,

Mitchell I. Quain Chairman of the Board of Directors

Peter M. McCormick President and Chief Executive Officer

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

Time:	May 24, 2010, 10 a.m. Central Daylight Time
Place:	Magnetek Corporate Offices N50 W13775 Overview Drive Menomonee Falls, Wisconsin, 53051
Items of Business:
1) Consider and vote upon a proposed amendment to Magnetek's Restated Certificate of Incorporation to effect a reverse stock split of our common stock at any whole number ratio between 1-for-2 and 1-for-10, with the final decision whether to proceed with the reverse stock split and the exact ratio and timing of the reverse stock split to be determined by the Board of Directors, in its discretion, following stockholder approval (if received), but not later than December 31, 2010; and
2) Act on any other matter that may properly come before the Special Meeting of Stockholders or any adjournment(s) or postponement(s) of the meeting.
Who Can Vote:
Anyone who held shares of Magnetek common stock at the close of business on April 29, 2010. For 10 days prior to the Special Meeting of Stockholders, a list of stockholders entitled to vote at the Special Meeting of Stockholders will be available for inspection in the offices of the Vice President, General Counsel and Corporate Secretary, N49 W13650 Campbell Drive, Menomonee Falls, Wisconsin 53051 during business hours each weekday. The list will also be available at the Special Meeting of Stockholders.
Method of Voting:	Your vote is important and may be cast in any of the following ways:
1) Mark, sign, date and return the enclosed Proxy Card in the postage-paid envelope (no additional postage is necessary if mailed in the United States);
2) Vote in person at the Special Meeting;
3) Vote by telephone by following the instructions on the Proxy Card; or
4) Vote via the Internet by following the instructions on the Proxy Card.

MAGNETEK, INC.

SPECIAL MEETING OF STOCKHOLDERS
PROXY STATEMENT

PROXY STATEMENT

Magnetek, Inc.'s Board of Directors (referred to herein as the "Board") solicits the enclosed Proxy to give all of the stockholders of record of Magnetek, Inc. (referred to herein as "Magnetek" or the "Company") an opportunity to vote on the matters set forth in the preceding Notice of Special Meeting of Stockholders. The Special Meeting of Stockholders (the "Special Meeting") will be held on May 24, 2010, at 10 a.m. Central Daylight Time, at Magnetek's corporate offices, N50 W13775 Overview Drive, Menomonee Falls, Wisconsin, 53051. This Proxy Statement and the accompanying Proxy Card were first mailed to stockholders on or about May 4, 2010.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting to be held on May 24, 2010. The Notice of Special Meeting of Stockholders and Proxy Statement are available at www.magnetek.com in the "Investor Relations" section under "Proxy Online."

 QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING

Q:    Why am I receiving this Proxy Statement and Proxy Card?

A:    We sent you this Proxy Statement and the enclosed Proxy Card because the Board is soliciting proxies for a Special Meeting of Stockholders. You are receiving this Proxy Statement because you owned shares of the Company's common stock entitled to vote on April 29, 2010, the record date for the Special Meeting, and that entitles you to vote at the Special Meeting. By use of a proxy, you can vote whether or not you attend the Special Meeting. This Proxy Statement describes the matters on which we would like you to vote and provides information on those matters so that you can make an informed decision.

Q:    What proposals will be voted on at the Special Meeting?

A:    At the Special Meeting, stockholders will act upon the following proposals:

  •
  Consider and approve an amendment to Magnetek's Restated Certificate of Incorporation to effect a reverse stock split of our common stock at any whole number ratio between 1-for-2 and 1-for-10, with the final decision whether to proceed with the reverse stock split and the exact ratio and timing of the reverse stock split to be determined by the Board, in its discretion, following stockholder approval (if received), but not later than December 31, 2010; and

  •
  Act on any other matter that may properly come before the Special Meeting or any adjournment(s) or postponement(s) of the Special Meeting.

        This Proxy Statement summarizes the information that you need to know to vote on an informed basis at the Special Meeting; however, you do not need to attend the Special Meeting to vote your shares.

Q:    Where and when is the Special Meeting?

A:    The Special Meeting will take place at Magnetek's corporate offices, N50 W13775 Overview Drive, Menomonee Falls, Wisconsin, 53051, on May 24, 2010, at 10 a.m. Central Daylight Time.

Q:    Who is entitled to vote?

A:    The Board has determined that those stockholders who are recorded in our record books as owning shares of Magnetek's common stock as of the close of business on April 29, 2010 are entitled to receive notice of and to vote at the Special Meeting.

Q:    How many votes do I have?

A:    Each record holder of Magnetek common stock is entitled to one vote per share of common stock.

Q:    How many shares may vote at the Special Meeting?

A:    As of the record date of April 29, 2010, we had approximately 31,775,759 shares of common stock issued and outstanding, which are all eligible to vote at the Special Meeting.

Q:    What vote of our stockholders is required to approve Proposal No. 1?

A:    Proposal No. 1, to consider and approve an amendment to Magnetek's Restated Certificate of Incorporation to effect a reverse stock split of our common stock at any whole number ratio between 1-for-2 and 1-for-10, with the final decision whether to proceed with the reverse stock split and the exact ratio and timing of the reverse stock split to be determined by the Board, in its discretion, following stockholder approval (if received), but not later than December 31, 2010, must receive a "FOR" vote, either in person or by proxy, from a majority of the votes entitled to be cast by the holders of the Company's issued and outstanding common stock.

Q:    What does the proposed reverse stock split entail?

A:    The reverse stock split contemplated in Proposal No. 1 entails all of the shares of our common stock outstanding or held by Magnetek in treasury being combined into a lesser number of shares at a ratio to be determined by the Board after (and only if) Proposal No. 1 is approved by our stockholders, and only if the Board decides to proceed with the reverse stock split on or prior to December 31, 2010. As discussed in further detail in this Proxy Statement, the reverse stock split ratio would be any whole number ratio between 1 for 2 (meaning that 2 shares of common stock outstanding or held in treasury would be combined into 1 share of common stock) and 1 for 10 (meaning that 10 shares of common stock outstanding or held in treasury would be combined into 1 share of common stock). Immediately after giving effect to the reverse stock split, if effected, the per-share price of our common stock would be proportionately adjusted. For instance, a 1 for 2 reverse stock split, which would cut the number of shares of our common stock outstanding or held in treasury in half, would correspondingly double our stock price from the last per-share price quoted immediately before the effectiveness of the reverse stock split. However, this adjusted price would be immediately subject to change based on market conditions and factors affecting Magnetek, including (but not limited to) market reaction to the reverse stock split itself.

        We will not issue fractional shares in connection with the reverse stock split, should it occur. Stockholders who would otherwise hold fractional shares because the number of shares of common stock they hold before the reverse stock split is not evenly divisible by the split ratio ultimately selected by the Board will be entitled to receive cash (without interest) in lieu of such fractional shares from our transfer agent.

Q:    How does the Board recommend that I vote on Proposal No. 1?

A:    The Board unanimously recommends that our stockholders vote "FOR" Proposal No. 1.

Q:    Why does the Board recommend that I vote "FOR" Proposal No. 1?

A:    The reverse stock split has been approved by the Board as a necessary step towards making our common stock eligible for initial listing on the Nasdaq Global Market ("Nasdaq") or any other available U.S. national stock exchange or automated dealer quotation system (an "alternative exchange") should de-listing of our common stock from the New York Stock Exchange (the "NYSE") occur or appear imminent or should the Board otherwise conclude that a transfer of listing of our common stock from the NYSE to Nasdaq or an alternative exchange be appropriate.

        As we have previously disclosed, on November 26, 2008, the NYSE notified us that we were not in compliance with the NYSE's continued listing standards because our average market capitalization over a consecutive 30 trading-day period was less than $75 million and our stockholders' equity was less than $75 million. In January 2009, we submitted to the NYSE an 18-month plan for regaining compliance with the NYSE's continued listing standards by returning our market capitalization to above the minimum required level. Our plan was accepted by the NYSE. In accordance with the plan, we have until May 26, 2010 to regain compliance with the NYSE's continued listing standards by achieving an average market capitalization over a consecutive 30 trading-day period of at least $50 million. (In 2009, the NYSE reduced the above-noted minimum $75 million average market capitalization and stockholders' equity requirements to $50 million, respectively. These reductions are presently effective until June 30, 2010 and have been proposed by the NYSE to become permanent on or before such date.) As of the date of this Proxy Statement, our consecutive 30 trading-day average market capitalization is at or near the minimum required $50 million level. However, the Board believes that in light of current market conditions and associated fluctuations in our stock price, it is possible that we will be unable to achieve a consecutive 30 trading-day average market capitalization of at least $50 million, and thus we will be unable to be in compliance with the NYSE's continued listing standards as of May 26, 2010. If we are not back in compliance with the NYSE's continued listing standards as of May 26, 2010, we expect the NYSE to commence action to suspend and ultimately de-list our common stock.

        The Board believes that there is a compelling need for us to be in a position to promptly avail ourselves of alternative public listing arrangements for our common stock so as to ensure the continued liquidity of our common stock through the public markets should a suspension and de-listing from the NYSE occur or appear imminent or should the Board otherwise conclude that transferring our listing from the NYSE to Nasdaq or an alternative exchange is in the best interests of the Company and our stockholders. Absent such alternative public listing arrangements, the Board believes that suspension and de-listing from the NYSE would have a material adverse effect on the market liquidity of our common stock as well as other associated implications, including a resulting drop in the trading price of our common stock and an increase in transaction costs of trading shares of our common stock.

        With this in mind, the Board has approved the making of initial arrangements for an orderly transfer of the public listing of our common stock from the NYSE to Nasdaq or an alternative exchange, with any final decision to effect such a transfer to be made by further Board action. Presently, the Board is only contemplating a transfer to Nasdaq or an alternative exchange should this become necessary in the event the NYSE immediately commences action to suspend and de-list our common stock. However, even if we are able to come back into compliance with the NYSE's continued listing standards by May 26, 2010 and thus avoid NYSE action to suspend and de-list our common stock, the Board may nonetheless conclude before the end of the 2010 calendar year that the transfer of listing of our common stock from the NYSE to Nasdaq or an alternative exchange may still be in the best interests of Magnetek and our stockholders.

        In order to satisfy the initial listing requirements of Nasdaq and certain of the alternative exchanges, the closing bid price of our common stock must be significantly higher than our recent stock price. In order to satisfy the initial listing requirements of Nasdaq, the closing bid price of our common stock on the NYSE would have to be at least $4.00 for a number of trading days prior to initial listing. In order to satisfy the initial listing requirements of an alternative exchange like NYSE Amex Equities (formerly the American Stock Exchange, or "AMEX"), the closing bid price of our common stock on the NYSE would have to be at least $3.00 for a number of trading days prior to initial listing. The Board has concluded that, absent a significant market-driven increase in our stock price, the best way for Magnetek to increase the closing bid price of our common stock to a level satisfactory for meeting the initial listing requirements of Nasdaq or an alternative exchange is to effect the reverse stock split.

        Please read "Proposal No. 1—Factors Considered by the Board" for additional discussion of the factors that the Board considered in deciding to recommend a vote "FOR" approval of Proposal No. 1.

Q:    How will the Board determine the specific reverse stock split ratio?

A:    The Board's selection of the specific reverse stock split ratio will be based primarily on the price level of our common stock at the time, if any, the Board determines to proceed with the reverse stock split and the expected stability of that price level. The primary focus of the Board in determining the reverse stock split ratio will be to select a ratio that the Board believes is likely to result in a market price for our common stock that will meet the minimum closing bid price required for initial listing on Nasdaq or an alternative exchange. As noted above, in order to satisfy the initial listing requirements of Nasdaq, the closing bid price of our common stock on the NYSE would have to be at least $4.00 for a number of trading days prior to initial listing. In order to satisfy the initial listing requirements of an alternative exchange like the AMEX, the closing bid price of our common stock on the NYSE would have to be at least $3.00 for a number of trading days prior to initial listing.

        Reducing the number of shares of our common stock outstanding or held in treasury through the reverse stock split is intended, absent other factors, to increase the per-share market price of our common stock. However, other factors, such as our financial results, market conditions and the market's perception of our business, may adversely affect the market price of our common stock. As a result, there can be no assurance that the reverse stock split, if completed, will result in the intended benefits described above and further below, that the market price of our common stock will increase following the reverse stock split or that the market price of our common stock will not decrease in the future. Additionally, we cannot assure that the market price per share of our common stock outstanding after a reverse stock split will increase in proportion to the reduction in the number of shares of our common stock outstanding before the reverse stock split.

Q:    What happens if the stockholders do not approve Proposal No. 1?

A.    Proposal No. 1 would allow the Board to effect a reverse stock split to reduce the number of shares of our common stock outstanding or held in treasury, which could help to raise the price per share of our common stock in order to meet the minimum closing bid price required for initial listing on the Nasdaq or an alternative exchange should de-listing from the NYSE occur or appear imminent or should the Board otherwise conclude that transferring our listing to Nasdaq or an alternative exchange is in the best interest of the Company and our stockholders. If Proposal No. 1 is not approved by our stockholders, we will not be able to reduce the number of shares of our common stock outstanding or held in treasury through the proposed reverse stock split. Without the reverse stock split, and absent a significant market-driven increase in the price of our common stock that would raise the price per share of our common stock in order to meet the minimum closing bid price required for initial listing on Nasdaq or an alternative exchange (which we do not expect to occur in the near future), we expect to be unable to satisfy the stock price-related initial listing requirements of Nasdaq or a preferred alternative exchange such as AMEX. As such, should the NYSE proceed with suspending and de-listing our common stock, our common stock would end up trading in the "pink sheets" maintained by the Pink OTC Markets, Inc. or possibly on the OTC Bulletin Board. Such alternative markets are generally considered to be less efficient than, and not as broad as, the NYSE, Nasdaq, or a more established alternative exchange.

Q:    What happens if the stockholders approve Proposal No. 1?

A:    If Proposal No. 1 is approved by our stockholders at the Special Meeting, the reverse stock split will be effected only upon a determination by the Board, in its sole discretion, that proceeding with the reverse stock split is in the best interests of the Company and our stockholders in order to facilitate a transfer of listing of our common stock from the NYSE to Nasdaq or an alternative exchange. As such, we expect that any decision of the Board to proceed with the reverse stock split will be coupled with the Board's decision to proceed with transferring the listing of our common stock from the NYSE to Nasdaq or an alternative exchange. The Board may determine to proceed with the reverse stock split any time after stockholder approval is given, up to December 31, 2010.

        If the Board determines that the reverse stock split is not in the best interests of the Company or our stockholders, or if the Board for any reason does not approve proceeding with the reverse stock split by December 31, 2010, then no action will be taken by the Company with respect to the amendment to our Restated Certificate of Incorporation contemplated by Proposal No. 1.

Q:    How will the reverse stock split impact Magnetek's equity compensation plans?

A:    The Board or the Compensation Committee of the Board, as applicable, has authority to take any and all actions with respect to our equity compensation plans (as described further below) and any outstanding awards granted pursuant to such plans as may be necessary or desirable in light of the impact of any reverse stock split. This includes the authority to make the proportionate adjustments necessary to the number of shares reserved and available for issuance under such plans (and to any and all limitations related to shares under such plans), and the number, exercise price, grant price or purchase price of shares subject to outstanding awards based on the reverse stock split ratio selected by the Board and change of listing to Nasdaq or an alternative exchange. Pursuant to such equity compensation plans, any such adjustments must be made in accordance with Sections 409A and 162(m) of the Internal Revenue Code of 1986, as amended, as applicable.

Q:    Am I entitled to appraisal or dissenters' rights in connection with Proposal No. 1?

A:    No. Holders of shares of our common stock will not have appraisal or dissenters' rights in connection with Proposal No. 1.

Q:    What is the difference between holding shares of Magnetek's common stock as a stockholder of record and as a beneficial owner of shares held in "street name"?

A:    Stockholders of Record.    If the shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, you are considered the stockholder of record with respect to those shares, and this Proxy Statement was sent directly to you on our behalf.

        Beneficial Owners of Shares Held in Street Name.    If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the beneficial owner of shares held in "street name," and that organization forwarded this Proxy Statement to you. The organization holding your account is considered the stockholder of record for purposes of voting at the Special Meeting. As a beneficial owner, you have the right to direct that organization on how to vote the shares held in your account.

Q:    If I am a stockholder of record of Magnetek common shares, how do I vote?

A:    If you are a stockholder of record, you may vote in person at the Special Meeting. We will give you a ballot when you arrive.

        If you do not wish to vote in person or if you will not be attending the Special Meeting, you may vote by proxy. You can vote by proxy over the Internet at www.proxyvote.com or by calling 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries and follow the instructions provided. If you are voting over the Internet or by telephone, your vote must be received by 11:59 p.m. Central Daylight Time on May 23, 2010 (the day before the Special Meeting) to be counted. You can also vote by mail by marking, signing and dating the enclosed Proxy Card and returning it as soon as possible using the enclosed envelope.

Q:    If I am a beneficial owner of shares held in street name, how do I vote?

A:    If you are a beneficial owner of shares held in street name and you wish to vote in person at the Special Meeting, you must obtain a valid legal proxy from the organization that holds your shares.

        If you do not wish to vote in person or if you will not be attending the Special Meeting, you may vote by proxy. You can vote by proxy over the Internet at www.proxyvote.com or by calling 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries and follow the instructions provided. If you are voting over the Internet or by telephone, your vote must be received by 11:59 p.m. Central Daylight Time on May 23, 2010 (the day before the Special Meeting) to be counted. You can also vote by mail by marking, signing and dating the enclosed Proxy Card and returning it as soon as possible using the enclosed envelope.

Q:    If I own shares through a Magnetek-sponsored 401(k) plan, how do I vote?

A:    If you have invested in Magnetek's common stock through a Magnetek-sponsored 401(k) plan (such as the Magnetek FlexCare Plus Retirement Savings Plan), you do not actually own shares of our common stock. The 401(k) plan trustee, JPMorgan Chase Bank, is the legal owner of the shares held in the plan and you are the beneficial owner of those shares allocated to your account. Under the 401(k) plan, however, you have pass-through voting rights with respect to the number of shares of common stock allocated to your account under the plan. You may exercise your pass-through voting rights by submitting your proxy over the Internet at www.proxyvote.com or by calling 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries and follow the instructions provided. If you are voting over the Internet or by telephone, your vote must be received by 11:59 p.m. Central Daylight Time on May 23, 2010 (the day before the Special Meeting) to be counted. You can also vote by mail by marking, signing and dating the enclosed Proxy Card and returning it as soon as possible using the enclosed envelope. If you do not vote your pass-through voting rights, the 401(k) plan administrator will direct the 401(k) plan trustee to vote your shares in accordance with the fiduciary duties of the plan administrator. Your voting instructions will be kept confidential under the terms of the 401(k) plan. You may not vote in person at the Special Meeting with respect to any pass-through voting rights held by you through a Magnetek-sponsored 401(k) plan.

Q:    What happens if I do not give specific voting instructions?

A:    Stockholders of Record.    If you are a stockholder of record and you either (i) indicate when voting on the Internet or by telephone that you wish to vote as recommended by the Board, or (ii) sign and return a Proxy Card without giving specific voting instructions, then the proxy holders will vote your shares in the manner recommended by the Board on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Special Meeting.

        Beneficial Owners of Shares Held in Street Name.    If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, the organization may generally vote your shares on routine matters but cannot vote them on non-routine matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization does not have the authority to vote your shares with respect to the non-routine matter. This is generally referred to as a "broker non-vote." Shares that are the subject of a broker non-vote are included for purposes of determining whether there is a quorum to conduct business, but a broker non-vote with respect to a proposal on a non-routine matter will not be counted as a vote "cast" for or against the proposal. Based on the NYSE's listed company rules and related advice given to us by the NYSE in connection with Proposal No. 1, we believe that brokers will have discretionary voting power to vote on Proposal No. 1, so we do not anticipate any broker non-votes. We encourage you to provide voting instructions to the organization that holds your shares by carefully following the instructions provided in this Proxy Statement.

Q:    Is Proposal No. 1 considered "routine" or "non-routine"?

A.    Based on the NYSE's listed company rules and related advice given to us by the NYSE in connection with Proposal No. 1, we believe that Proposal No. 1 involves matters that are considered routine. Therefore, if you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, that organization should have discretionary voting power to vote your shares of common stock with respect to Proposal No. 1.

Q:    What is the quorum requirement for the Special Meeting?

A:    A majority of Magnetek's issued and outstanding common stock on the record date must be present at the Special Meeting to hold the Special Meeting and conduct business. This is called a quorum. Your shares will be counted for purposes of determining if there is a quorum, whether representing votes for, against, or abstained, or broker non-votes, if you either (i) are present and vote in person at the Special Meeting, or (ii) have voted on the Internet, by telephone or by properly submitting a Proxy Card or voting instruction form by mail prior to the Special Meeting.

Q:    How are abstentions treated?

A:    Abstentions are counted as being present for purposes of determining whether a quorum is present. For the purpose of determining whether the stockholders have approved Proposal No. 1, abstentions will not be treated as votes cast for or against the proposal.

Q:    Can I change my vote after I have voted?

A:    You may revoke your proxy and change your vote at any time before the Special Meeting by (i) signing another Proxy Card with a later date and returning it prior to the meeting, (ii) attending the meeting in person to cast your vote, (iii) casting your vote via telephone or the Internet on a date later than the date on the last Proxy Card you submitted, or (iv) casting your vote via telephone or the Internet, which will supersede the last vote that you entered via telephone or the Internet.

Q:    Is my vote confidential?

A:    Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within our Company or to third parties, except as necessary to meet applicable legal requirements, to allow for the tabulation and certification of votes, and to facilitate a successful proxy solicitation. Occasionally, stockholders provide written comments on their Proxy Cards, which may be forwarded to management and the Board.

Q:    Where can I find the voting results of the Special Meeting?

A:    The preliminary voting results will be announced at the Special Meeting. The final voting results will be tallied by our transfer agent and published in a Current Report on Form 8-K filed as soon as practicable after our transfer agent tallies the final voting results, but not later than four days after the vote. In the event our transfer agent is unable to tabulate the final voting results, Scott S. Cramer, the Company's Vice President, General Counsel and Corporate Secretary, will tabulate the final voting results.

Q:    Who is paying for the cost of this proxy solicitation?

A:    We are paying the costs of the solicitation of proxies. We have retained D.F. King & Co., Inc. to assist with the solicitation of proxies for an estimated fee of $9,000 plus reasonable out-of-pocket expenses. We must pay brokerage firms and other persons representing beneficial owners of shares held in street name their reasonable out-of-pocket expenses incurred in connection with sending the proxy materials to beneficial owners and obtaining beneficial owners' voting instructions. In addition to soliciting proxies by mail, the Board members, officers and employees may solicit proxies on our behalf, without additional compensation, personally or by telephone. We may also solicit proxies by email from stockholders who are our employees or who previously requested to receive proxy materials electronically.

Q:    Who can help answer my questions?

A.    If you have any questions or need assistance in voting your shares of common stock or questions regarding the Special Meeting, please contact Scott S. Cramer, the Company's Vice President, General Counsel and Corporate Secretary, by telephone at 1-800-288-8178 or by mail at Magnetek, Inc., N49 W13650 Campbell Drive, Menomonee Falls, Wisconsin 53051.

PROPOSAL NO. 1

AMEND MAGNETEK'S RESTATED CERTIFICATE OF INCORPORATION
TO EFFECT A REVERSE STOCK SPLIT OF OUR COMMON STOCK

        The Board has unanimously adopted and is submitting for stockholder approval an amendment to Magnetek's Restated Certificate of Incorporation to effect a reverse stock split of our common stock at any whole number ratio between 1-for-2 and 1-for-10, with the final decision whether to proceed with the reverse stock split and the exact ratio and timing of the reverse stock split to be determined by the Board in its discretion following stockholder approval (if received), but not later than December 31, 2010. Pursuant to the laws of Delaware, the Board must adopt any amendment to Magnetek's Restated Certificate of Incorporation and submit the amendment to stockholders for their approval. The form of the proposed amendment to Magnetek's Restated Certificate of Incorporation to effect the reverse stock split is attached to this Proxy Statement as Annex A (the "Amendment").

        If Proposal No. 1 is approved by our stockholders, we expect the Board to meet soon thereafter to determine whether to effect the reverse stock split and, if so, which whole number reverse stock split ratio between 1-for-2 and 1-for-10 is in the best interests of the Company and our stockholders. If the Board elects at such meeting not to effect the reverse stock split, the Board will retain the right and discretion, based on such stockholder approval, to determine at a later time, but not later than December 31, 2010, to elect to effect the reverse stock split and to determine the appropriate reverse stock split ratio. If the Board does not cause the Amendment to be filed to effect the reverse stock split by December 31, 2010, stockholder approval again will be required prior to implementing any reverse stock split. We believe that granting the Board to discretion to implement the reverse stock split and to set the reverse stock split ratio within the stated range at any time on or before December 31, 2010 will provide us with the flexibility to implement the reverse stock split, if at all, in a manner designed to maximize the anticipated benefits to our stockholders.

        We expect that the primary focus of the Board in determining the reverse stock split ratio will be to select a ratio that the Board believes is likely to result in a common stock price that will meet the minimum closing bid price required for initial listing on the Nasdaq or an alternative exchange selected by the Board should suspension and de-listing from the NYSE occur or appear imminent or should the Board determine, even in the absence of such suspension and de-listing, that a change of listing to Nasdaq or an alternative exchange is in the best interests of Magnetek and our stockholders. Depending on the ratio for the reverse stock split determined by the Board, every two, three, four, five, six, seven, eight, nine or 10 shares of common stock outstanding or held in treasury by the Company at the effective time of the reverse stock split will be combined into one share of common stock. The number of shares of our common stock outstanding or held in treasury will therefore be reduced, depending upon the reverse stock split ratio determined by the Board.

        The Amendment includes the range of reverse stock split ratios which may apply to the proposed reverse stock split. In accordance with Delaware law, any final determination of the actual reverse stock split ratio to be applied will be made dependent upon facts ascertainable outside such Amendment—in this case, a determination by the Board. The Board's determination to proceed with a reverse stock split, if at all, and the Board's determination of the reverse stock split ratio will be reported in a Current Report on Form 8-K filed by Magnetek promptly after such determinations are made.

        The reverse stock split, if effected, will only affect outstanding shares of common stock, shares of common stock held in treasury, the number of shares reserved and available for issuance under Magnetek's equity compensation plans (as described further below), and the number, exercise price, grant price or purchase price of shares subject to any outstanding awards under such plans. The reverse stock split will not affect our authorized capital.

        To avoid fractional shares of our common stock resulting from the reverse stock split, stockholders of record who would otherwise hold fractional shares as a result of the reverse stock split will be entitled to receive cash (without interest) in lieu of such fractional shares from our transfer agent. The total amount of cash that will be paid to holders of fractional shares following the reverse stock split will be an amount equal to the fair value of such fractional shares determined in accordance with Delaware law. Following payment in cash to any stockholder in lieu of such stockholder's fractional share, we will cancel such fractional share.

Background and Reasons for the Reverse Stock Split

        The primary reason for the proposed reverse stock split is to increase the price of our common stock in order to meet the minimum closing bid price required for initial listing on the Nasdaq or an alternative exchange should suspension and de-listing of our common stock from the NYSE occur or appear imminent or should the Board determine, even in the absence of such suspension and de-listing, that a change of listing to Nasdaq or an alternative exchange is in the best interests of Magnetek and our stockholders. Accordingly, for this and other reasons discussed below, we believe that giving the Board the discretionary authority to effect the reverse stock split in the manner described in this Proxy Statement is in the best interests of the Company and our stockholders.

        As we have previously disclosed, on November 26, 2008, the NYSE notified us that we were not in compliance with the NYSE's continued listing standards because our average market capitalization over a consecutive 30 trading-day period was less than $75 million and our stockholders' equity was less than $75 million. In January 2009, we submitted to the NYSE an 18-month plan for regaining compliance with the NYSE's continued listing standards by returning our market capitalization to above the minimum required level. Our plan was accepted by the NYSE. In accordance with the plan, we have until May 26, 2010 to regain compliance with the NYSE's continued listing standards by achieving an average market capitalization over a consecutive 30 trading-day period of at least $50 million. (In 2009, the NYSE reduced the above-noted minimum $75 million market capitalization and stockholders' equity requirements to $50 million, respectively. These reductions are presently effective until June 30, 2010 and have been proposed by the NYSE to become permanent on or before such date.) As of the date of this Proxy Statement, our market capitalization is at or near the minimum required $50 million level. However, the Board believes that in light of current market conditions and associated fluctuations in our stock price, it is possible that we will be unable to achieve a consecutive 30 trading-day average market capitalization of at least $50 million during the last 30 trading days prior to May 26, 2010, and thus we will be unable to be in compliance with the NYSE's continued listing standards as of May 26, 2010. If we are not back in compliance with the NYSE's continued listing standards as of May 26, 2010, we expect the NYSE to commence action to suspend and ultimately de-list our common stock.

        Even if we are able to bring ourselves back into compliance with the NYSE's continued listing standards related to our average market capitalization as of May 26, 2010, the Board believes that Magnetek may be at risk of again falling out of compliance with these or other continued listing standards of the NYSE related to our capitalization.

        The Board believes that there is a compelling need for us to be in a position to promptly avail ourselves of alternative public listing arrangements for our common stock so as to ensure the continued liquidity of our common stock through the public markets should a de-listing from the NYSE occur or appear imminent or should the Board otherwise conclude that transferring our listing from the NYSE to Nasdaq or an alternative exchange is in the best interests of the Company and our stockholders. Absent such alternative public listing arrangements, the Board believes that de-listing from the NYSE would have a material adverse effect on the market liquidity of our common stock as well as other associated implications, including a resulting drop in the trading price of our common stock and an increase in transaction costs of trading shares of our common stock.

        With this in mind, the Board has approved the making of initial arrangements for an orderly transfer of the public listing of our common stock from the NYSE to Nasdaq or an alternative exchange, with any final decision to effect such a transfer to be made by further Board action. Presently, the Board is only contemplating a transfer to Nasdaq or an alternative exchange should this become necessary in the event the NYSE commences action to suspend and de-list our common stock. However, even if we are back in compliance with the NYSE's continued listing standards by May 26, 2010 and thus avoid NYSE action to suspend and de-list our common stock, the Board may nonetheless conclude before the end of the 2010 calendar year that the transfer of listing of our common stock from the NYSE to Nasdaq or an alternative exchange may still be in the best interests of Magnetek and our stockholders.

        In order to satisfy the initial listing requirements of Nasdaq and certain of the alternative exchanges, the closing bid price of our common stock must be significantly higher than our recent stock price. In order to satisfy the initial listing requirements of Nasdaq, the closing bid price of our common stock on the NYSE would have to be at least $4.00 for a number of trading days prior to initial listing. In order to satisfy the initial listing requirements of an alternative exchange like NYSE Amex Equities (formerly the American Stock Exchange, or "AMEX"), the closing bid price of our common stock on the NYSE would have to be at least $3.00 for a number of trading days prior to initial listing. The Board has concluded that, absent a significant market-driven increase in our stock price, the best way for Magnetek to increase the closing bid price of our common stock to a level satisfactory for meeting the initial listing requirements of Nasdaq or an alternative exchange is to effect the reverse stock split.

Board Discretion to Implement Reverse Stock Split

        If Proposal No. 1 is approved by our stockholders at the Special Meeting, the reverse stock split will be effected only upon a determination by the Board, in its sole discretion, that proceeding with the reverse stock split is in the best interests of the Company and our stockholders in order to facilitate a transfer of listing of our common stock from the NYSE to Nasdaq or an alternative exchange. As such, we expect that any decision of the Board to proceed with the reverse stock split will be coupled with the Board's decision to proceed with transferring the listing of our common stock from the NYSE to Nasdaq or an alternative exchange. The Board may determine to proceed with the reverse stock split any time after stockholder approval is given, up to December 31, 2010.

        If the Board determines that the reverse stock split is not in the best interests of the Company, or if the Board for any reason does not approve proceeding with the reverse stock split by December 31, 2010, then no action will be taken by the Company with respect to the Amendment contemplated by Proposal No. 1.

Factors Considered by the Board

        In deciding whether to recommend the reverse stock split to our stockholders, the Board considered that the NYSE's suspension and de-listing of our common stock without our having alternative listing arrangements on Nasdaq or an alternative exchange would likely cause the liquidity in the trading market for our common stock to be significantly decreased, thereby reducing the trading price and increasing the transaction costs of trading shares of our common stock. If our common stock were to be de-listed from the NYSE and we did not qualify for trading on Nasdaq or an alternative exchange, our common stock would trade in the "pink sheets" maintained by Pink OTC Markets, Inc. and possibly on the OTC Bulletin Board. Such alternative markets are generally considered to be less efficient than, and not as broad as, the NYSE, Nasdaq or an alternative exchange.

        In evaluating whether or not to authorize the Amendment, the Board also took into account various negative factors associated with a reverse stock split. These factors include the negative perception of reverse stock splits held by some investors, analysts and other stock market participants, the fact that the stock prices of some companies that have effected reverse stock splits have subsequently declined back to pre-reverse stock split levels, the adverse effect on liquidity that might be caused by a reduced number of shares outstanding, and the costs associated with implementing a reverse stock split.

        If the Board decides to effect the reverse stock split, each stockholder will own a fewer number of shares than such stockholder owns immediately before giving effect to the reverse stock split (which fewer number will be equal to the number of shares owned immediately prior to the reverse stock split divided by one of the whole number ratios between 1-for-2 and 1-for-10 selected by the Board in its discretion). While the Board expects that the reverse stock split will result in an increase in the per-share price of our common stock, the Board also recognizes that the reverse stock split may not increase the per-share price of our common stock in proportion to the reduction in the number of shares of our common stock outstanding or result in a long-term increase in the per-share price. Other factors unrelated to the number of shares outstanding such as (but not limited to) our financial results, market conditions and the market's perception of our business may adversely affect the market price of our common stock after the reverse stock split, just as these factors have historically affected us. As a result, there can be no assurance that the price of our common stock would be maintained at the per share price in effect immediately following the effective time of the reverse stock split.

        If the reverse stock split is effected and the per-share price of our common stock subsequently declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of a reverse stock split. Furthermore, the liquidity of our common stock could be adversely affected by the reduced number of shares that would be outstanding after the reverse stock split. In addition, the reverse stock split will likely increase the number of stockholders who own odd lots (less than 100 shares). Stockholders who hold odd lots typically will experience an increase in the cost of selling their shares, as well as possible greater difficulty in effecting such sales. Accordingly, a reverse stock split may not achieve the desired results that have been outlined above.

        The Board considered all of the foregoing factors and determined that the reverse stock split is in the best interests of the Company and our stockholders if it becomes necessary for the Company to transfer the listing of our common stock from the NYSE to Nasdaq or an alternative exchange should suspension or de-listing from the NYSE occur or appear imminent or should the Board otherwise determine that a change of listing to Nasdaq or an alternative exchange is appropriate. As noted above, even if our stockholders approve Proposal No. 1, thereby authorizing the Board to effect the reverse stock split, the Board reserves the right not to effect the reverse stock split if the Board determines that not proceeding with the reverse stock split is in the best interests of the Company and our stockholders.

Effects of the Reverse Stock Split

General

        If Proposal No. 1 is approved by our stockholders at the Special Meeting, the reverse stock split will be effected only upon a determination by the Board, in its sole discretion, that proceeding with the reverse stock split is in the best interests of the Company and our stockholders in order to facilitate a transfer of listing of our common stock from the NYSE to Nasdaq or an alternative exchange. As such, we expect that any decision of the Board to proceed with the reverse stock split will be coupled with the Board's decision to proceed with transferring the listing of our common stock from the NYSE to Nasdaq or an alternative exchange. Any such determination by the Board will include a determination of the appropriate reverse stock split ratio to be applied. The Board may determine to proceed with the reverse stock split any time after stockholder approval is given, up to December 31, 2010. If Proposal No. 1 is approved by our stockholders, we anticipate that the Board will meet soon thereafter to determine whether to proceed with effecting the reverse stock split (and the appropriate reverse stock split ratio) and the transfer of listing of our common stock to Nasdaq or an alternative exchange or whether to defer a decision on the reverse stock split and listing transfer to a future date in 2010.

        In order to satisfy the initial listing requirements of Nasdaq, the closing bid price of our common stock on the NYSE would have to be at least $4.00 for a number of trading days prior to initial listing. In order to satisfy the initial listing requirements of an alternative exchange like AMEX, the closing bid price of our common stock on the NYSE would have to be at least $3.00 for a number of trading days prior to initial listing. However, there can be no assurance that we will be successful in meeting these and other listing criteria of Nasdaq or an alternative exchange if our common stock is suspended and de-listed from the NYSE or if the Board otherwise determines to seek listing on Nasdaq or an alternative exchange.

        If Proposal No.1 is approved by our stockholders and the reverse stock split is approved and implemented by the Board, the principal effect will be to proportionately decrease the number of shares of our common stock outstanding based on the reverse stock split ratio selected by the Board. If the Board elects to effect the reverse stock split at any of the reverse stock split ratios set forth in the table below, the number of shares of our common stock outstanding will by reduced by the corresponding percentages to the number of shares of our common stock outstanding as set forth in the table below, assuming that the number of shares of our common stock outstanding on the effective date of the reverse stock split is the same number of shares of our common stock outstanding as of April 29, 2010 (approximately 31,775,759).

	Assuming Proposal No. 1 Passes and is Effected
Proposed Reverse Stock Split	Percentage Reduction in the Shares of Common Stock Outstanding	Common Stock Outstanding after the Reverse Stock Split
1-for-2	50%	15,887,879
1-for-3	67%	10,591,919
1-for-4	75%	7,943,939
1-for-5	80%	6,355,151
1-for-6	83%	5,295,959
1-for-7	86%	4,539,394
1-for-8	88%	3,971,969
1-for-9	89%	3,530,639
1-for-10	90%	3,177,575

        Our common stock is currently registered under Section 12(b) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), and we are subject to the periodic reporting and other requirements of the Exchange Act. The reverse stock split will not affect the registration of our common stock under the Exchange Act or the listing of our common stock on the NYSE. Immediately following the reverse stock split, our common stock will continue to be listed on the NYSE under the symbol "MAG," although it will be considered a new listing with a new CUSIP number and a new character "D" will be appended to the Company's issue symbol for 20 days to reflect the reverse stock split. Continued listing of our common stock on the NYSE after the reverse stock split will be subject to our being able to satisfy the NYSE's continued listing standards (including the minimum average market capitalization requirement after the reverse stock split), as well as any decision by the Board to proceed with a transfer of our listing to Nasdaq or an alternative exchange.

        Proportionate voting rights and other rights of the holders of our common stock will not be affected by the reverse stock split, other than as a result of the treatment of fractional shares as described below. For example, a holder of 2% of the voting power of the outstanding shares of our common stock immediately prior to the effectiveness of the reverse stock split will generally continue to hold 2% of the voting power of the outstanding shares of our common stock after the reverse stock split. The number of stockholders of record will not be affected by the reverse stock split, except to the extent any stockholders are cashed out as a result of holding fractional shares. If approved and implemented, the reverse stock split may result in some stockholders owning "odd lots" of less than 100 shares of our common stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in "round lots" of even multiples of 100 shares. The Board believes, however, that these potential effects are outweighed by the benefits of the reverse stock split.

Fractional Shares

        We will not issue fractional shares in connection with the reverse stock split, should it occur. Stockholders who would otherwise hold fractional shares because the number of shares of common stock they hold before the reverse stock split is not evenly divisible by the split ratio ultimately selected by the Board will be entitled to receive cash (without interest) in lieu of such fractional shares from our transfer agent, upon receipt by our transfer agent of a properly completed and duly executed transmittal letter and, where shares are held in certificated form, the surrender of all old certificate(s), in an amount equal to the fair value of such fractional shares in accordance with Delaware law. The ownership of a fractional share interest will not give the holder any voting, dividend or other rights, except to receive the above-described cash payment.

        Stockholders should be aware that, under the escheat laws of various jurisdictions, sums due for fractional share interests that are not timely claimed after the effective time of the reverse stock split may be required to be paid to the designated agent for each such jurisdiction unless correspondence has been received by us or our transfer agent concerning ownership of such funds within the time permitted in such jurisdiction. Thereafter, if applicable, stockholders otherwise entitled to receive such funds, but who do not receive them due to, for example, their failure to timely comply with our transfer agent's instructions, will have to seek to obtain such funds directly from the state to which they were paid.

Effective Time of Reverse Stock Split

        The reverse stock split, if approved by our stockholders and implemented by the Board, in its discretion, would become effective upon the filing and effectiveness of the Amendment with the Secretary of State of the State of Delaware. The Board may determine to proceed with the reverse stock split any time after stockholder approval is given, up to December 31, 2010. However, the exact effective time of the reverse stock split will be determined by the Board based on its evaluation as to when such action will be the most advantageous to the Company and our stockholders and in accordance with any time periods for listing on Nasdaq or an alternative exchange. In addition, the Board reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to elect not to proceed with the reverse stock split if, at any time prior to filing the Amendment, the Board, in its discretion, determines that it is no longer in Magnetek's best interests and the best interests of our stockholders to proceed with the reverse stock split.

Effect on Magnetek's Equity Compensation Plans

        As of the record date of April 29, 2010, we had approximately 2,294,149 shares subject to stock options and 633,900 shares of unvested restricted stock units outstanding under our Amended and Restated 1997 Non-Employee Director Stock Option Plan, Second Amended and Restated 2004 Stock Incentive Plan of Magnetek, Inc., Fiscal 2010 Incentive Stock Compensation Plan, Magnetek FlexCare Plus Retirement Savings Plan, as Amended and Restated effective January 1, 2009, and any other equity compensation plan or arrangement of the Company (collectively, the "Stock Plans"). The Board or the Compensation Committee of the Board, as applicable, will take any and all actions with respect to the Stock Plans, and any outstanding awards granted pursuant to any of the Stock Plans, as may be necessary or desirable in light of the impact of any reverse stock split and change of listing to Nasdaq or an alternate exchange, if effected, on the Company's common stock and the purposes of the Stock Plans. Holders of any fractional shares subject to any outstanding awards under the Stock Plans that result from the reverse stock split will be entitled to receive cash (without interest) in lieu of such fractional shares from our transfer agent, upon receipt by our transfer agent of a properly completed and duly executed transmittal letter, in an amount equal to the fair value of such fractional shares in accordance with Delaware law. Accordingly, if the reverse stock split is approved by our stockholders, at the effective time of the reverse stock split the number of shares reserved and available under the Stock Plans (and any and all limitations related to shares under the Stock Plans), and the number, exercise price, grant price or purchase price of shares subject to such outstanding awards will be proportionately adjusted using the split ratio selected by the Board (subject to the treatment of fractional shares to be determined by the Board or the Compensation Committee). Pursuant to the Stock Plans, any such adjustments must be made in accordance with Sections 409A and 162(m) of the Internal Revenue Code of 1986, as amended, as applicable.

Effect on Magnetek's Rights Agreement

        Magnetek is party to a Rights Agreement dated April 30, 2003 with The Bank of New York, as the "Rights Agent." Pursuant to the terms of the Rights Agreement, Magnetek has issued one "Right" for each share of our common stock issued and oustanding prior to the reverse stock split and each Right currently trades with the share of our common stock with which it is associated. Pursuant to the adjustment mechanism set forth in Section 11(n) of the Rights Agreement, effective as of the effective time of the reverse stock split (if any), proportionate adjustments will be made to the exercise price of each Right. In accordance with Section 12 of the Rights Agreement, at least 20 days prior to the effective time of the reverse stock split, Magnetek will prepare a certificate setting forth the reverse stock split adjustments and a brief statement of facts giving rise to such adjustment, file a copy of such certificate with the Rights Agent and the transfer agent for the securities issuable upon exercise of the Rights, and mail a brief summary to each holder of Rights, provided that Magnetek's failure to make such certificate or give such notice will not affect the validity or the force and effect of the reverse stock split or the proportionate adjustments to the exercise price of each Right.

Effect on Authorized but Unissued Shares of Common Stock and Preferred Stock

        Currently, Magnetek is authorized to issue up to a total of 100 million shares of common stock, par value $0.01 per share, of which approximately 31,775,759 shares of common stock are issued and outstanding as of the record date of April 29, 2010, and 500,000 shares of preferred stock, par value $1.00 per share, none of which are issued and outstanding as of the record date of April 29, 2010. If the reverse stock split is effected, the number of shares of our authorized common stock and preferred stock will not change.

Effect on Par Value

        The Amendment will not affect the par value of our common stock, which will remain $0.01, or our preferred stock, which will remain at $1.00.

Accounting Matters

        As a result of the reverse stock split, at the effective time of the reverse stock split the stated capital on our balance sheet attributable to our common stock, which consists of the par value per share of our common stock multiplied by the aggregate number of shares of our common stock issued and outstanding, will be reduced in proportion to the ratio of the reverse stock split. Correspondingly, our additional paid-in capital account, which consists of the difference between our stated capital and the aggregate amount paid to us upon issuance of all currently outstanding shares of our common stock, will be credited with the amount by which the stated capital is reduced. Our stockholders' equity, in the aggregate, will remain unchanged.

No Going Private Transaction

        Notwithstanding the decrease in the number of outstanding shares following the proposed reverse stock split, the Board does not intend for this transaction to be the first step in a "going private transaction" within the meaning of Rule 13e-3 of the Exchange Act.

Registered "Book-Entry" Holders of Common Stock

        If the reverse stock split is effected, stockholders who hold uncertificated shares of our common stock (i.e., shares held in book-entry form and not represented by a physical stock certificate), either as direct or beneficial owners, will have their holdings electronically adjusted by our transfer agent through the NYSE's Direct Registration System (and, for beneficial owners, by their brokers or banks that hold in "street name" for their benefit, as the case may be) to give effect to the reverse stock split.

Stockholders who hold uncertificated shares as direct owners will be sent a transmittal letter by our transfer agent and will need to return a properly completed and duly executed transmittal letter in order to receive any cash payment in lieu of fractional shares or any other distributions, if any, that may be declared and payable to holders of record following the reverse stock split.

Exchange of Stock Certificates

        If the reverse stock split is effected, stockholders holding certificated shares of our common stock (i.e. shares represented by one or more physical stock certificates) will be required to exchange their old certificate(s) for new certificate(s) representing the appropriate number of shares of our common stock resulting from the reverse stock split. Stockholders of record at the effective time of the reverse stock split will be furnished the necessary materials and instructions for the surrender and exchange of their old certificate(s) at the appropriate time by our transfer agent. Stockholders will not have to pay any transfer fee or other fee in connection with such exchange. As soon as practicable after the effective time of the reverse stock split, our transfer agent will send a letter of transmittal to each stockholder advising such holder of the procedure for surrendering old certificate(s) in exchange for new certificate(s). YOU SHOULD NOT SEND YOUR OLD CERTIFICATES NOW. YOU SHOULD SEND THEM ONLY AFTER YOU RECEIVE THE LETTER OF TRANSMITTAL FROM OUR TRANSFER AGENT.

        As soon as practicable after the surrender to the transfer agent of any old certificate(s), together with a properly completed and duly executed transmittal letter and any other documents the transfer agent may specify, the transfer agent will deliver to the person in whose name such old certificate(s) had been issued a new certificate registered in the name of such person.

        Until surrendered as contemplated herein, a stockholder's old certificate(s) will be deemed at and after the effective time of the reverse stock split to represent the number of full shares of our common stock resulting from the reverse stock split. However, we encourage stockholders to promptly return to our transfer agent any old certificate(s), a properly completed and duly executed transmittal letter and any other documents the transfer agent may specify in order to facilitate the timely exchange of old certificate(s) for new certificate(s) representing the appropriate number of shares of our common stock resulting from the reverse stock split. Pursuant to applicable rules of the NYSE, your old certificate(s) representing pre-split shares cannot be used for either transfers or deliveries made on the NYSE; thus, you must exchange your old certificate(s) for new certificate(s) in order to effect transfers or deliveries of your shares on the NYSE.

        Any stockholder whose old certificate(s) have been lost, destroyed or stolen will be entitled to a new certificate only after complying with the requirements that we and the transfer agent customarily apply in connection with lost, stolen or destroyed certificates.

        No service charges, brokerage commissions or transfer taxes will be payable by any holder of any old certificate, except that if any new certificate is to be issued in a name other than that in which the old certificate(s) are registered, it will be a condition of such issuance that (i) the person requesting such issuance must pay to us any applicable transfer taxes or establish to our satisfaction that such taxes have been paid or are not payable, (ii) the transfer complies with all applicable federal and state securities laws, and (iii) the surrendered certificate is properly endorsed and otherwise in proper form for transfer.

No Appraisal Rights

        Under the Delaware General Corporation Law, stockholders will not be entitled to exercise appraisal rights in connection with the reverse stock split and Magnetek will not independently provide stockholders with any such right.

Certain Federal Income Tax Consequences of the Reverse Stock Split

        IN ACCORDANCE WITH 31 C.F.R. § 10.35(B) (5), THE DISCUSSION OF THE TAX ASPECTS PROVIDED HEREIN HAS NOT BEEN PREPARED, AND MAY NOT BE RELIED UPON BY ANY PERSON, FOR PROTECTION AGAINST ANY FEDERAL TAX PENALTY. THE TAX DISCUSSION HEREIN IS WRITTEN TO SUPPORT PROPOSAL NO. 1 AND EACH STOCKHOLDER SHOULD SEEK ADVICE BASED ON SUCH STOCKHOLDER'S PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

        The following is a summary of certain United States federal income tax consequences of the reverse stock split generally applicable to beneficial holders of shares of our common stock. This summary addresses only such stockholders who hold their pre-reverse stock split shares as capital assets and will hold the post-reverse stock split shares as capital assets. This discussion does not address all United States federal income tax considerations that may be relevant to particular stockholders in light of their individual circumstances or to stockholders that are subject to special rules, such as financial institutions, tax-exempt organizations, insurance companies, dealers in securities, and foreign stockholders. The following summary is based upon the provisions of the Internal Revenue Code of 1986, as amended, applicable Treasury Regulations thereunder, judicial decisions and current administrative rulings, as of the date hereof, all of which are subject to change, possibly on a retroactive basis. Tax consequences under state, local, foreign, and other laws are not addressed in this summary. Each stockholder should consult its tax advisor as to the particular facts and circumstances which may be unique to such stockholder and also as to any estate, gift, state, local or foreign tax considerations arising out of the reverse stock split. We have not and will not seek a ruling from the Internal Revenue Service or an opinion of counsel regarding the United States federal income tax consequences of the Amendment. Therefore, the income tax consequences discussed below are not binding on the Internal Revenue Service and there can be no assurance that such income tax consequences, if challenged, would be sustained.

        Subject to the above stated, the United States federal income tax consequences of the proposed reverse stock split may be summarized as follows:

  •
  The reverse stock split would qualify as a tax-free recapitalization under the Internal Revenue Code. Accordingly, except for any cash received in lieu of fractional shares, a stockholder will not recognize any gain or loss for United States federal income tax purposes as a result of the receipt of the post-reverse stock split common stock pursuant to the reverse stock split.

  •
  The shares of post-reverse stock split common stock in the hands of a stockholder will have an aggregate basis for computing gain or loss on a subsequent disposition equal to the aggregate basis of the shares of pre-reverse stock split common stock held by the stockholder immediately prior to the reverse stock split, reduced by the basis allocable to any fractional shares which the stockholder is treated as having sold for cash, as discussed in the fourth bullet point below.

  •
  A stockholder's holding period for the post-reverse stock split common stock will include the holding period of the pre-reverse stock split common stock exchanged.

  •
  Stockholders who receive cash for fractional shares will be treated for United States federal income tax purposes as having sold their fractional shares and will recognize gain or loss in the amount equal to the difference between the cash received and the portion of their basis for the pre-reverse stock split common stock allocated to the fractional shares. Such gain or loss will be a capital gain or loss if the stock was held as a capital asset, and such gain or loss will be long-term gain or loss to the extent that the stockholder's holding period for the fractional shares exceeds 12 months for United States federal income tax purposes.

  •
  United States federal information reporting requirements will apply with respect to the cash proceeds to be received by non-corporate United States stockholders in lieu of fractional shares and United States federal backup withholding (currently at the rate of 28%) will apply to such reportable amounts if any non-corporate stockholder fails to furnish a proper taxpayer identification number, to certify that such holder is not subject to United States federal backup withholding, or to otherwise comply with the applicable requirements of the United States federal backup withholding rules.

Recommendation of the Board

        The Board recommends a vote "FOR" Proposal No. 1 to amend Magnetek's Restated Certificate of Incorporation to effect a reverse stock split with respect to Magnetek's common stock at any whole number ratio between 1-for-2 and 1-for-10, with the final decision whether to proceed with the reverse stock split and the exact ratio and timing of the reverse stock split to be determined by the Board, in its discretion, following stockholder approval (if received), but not later than December 31, 2010.

 OTHER MATTERS

        The Board does not intend to bring any other business before the Special Meeting and it is not aware that anyone else intends to do so. If any other business matters are properly brought before the Special Meeting, it is the intention of the persons named in the enclosed form of proxy to vote as proxies in accordance with their best judgment.

STOCKHOLDER PROPOSALS

        We anticipate that our 2010 Annual Stockholders' Meeting will take place on November 10, 2010. Any stockholder satisfying the rules and requirements of the Securities and Exchange Commission ("SEC") and wishing to submit a proposal, including nomination of a director, to be included in the Proxy Statement for the 2010 Annual Stockholders' Meeting should submit the proposal in writing to the Corporate Secretary of Magnetek, Inc. at:

  Magnetek, Inc.
  Attn: Corporate Secretary
  N49 W13650 Campbell Drive
  Menomonee Falls, Wisconsin, 53051

        The proposal must be received on or before May 18, 2010, to be considered timely submitted for inclusion in the Proxy Statement for our 2010 Annual Stockholders' Meeting and must include the information required by our Bylaws. Magnetek's proxy holders reserve discretion to vote in the manner deemed appropriate by the Board with respect to timely filed proposals, provided that (i) we include in our Proxy Statement for our 2010 Annual Stockholders' Meeting advice on the nature of the proposal and how our proxies intend to exercise their voting discretion, and (ii) the proponent of such proposal does not issue a separate Proxy Statement in respect of that proposal.

        Stockholder proposals, including nominations for election of a director, that are not timely submitted for inclusion in the Proxy Statement for our 2010 Annual Stockholders' Meeting pursuant to the above paragraph, must be submitted in writing to the Corporate Secretary at the address in the above paragraph on or before July 8, 2010 to be timely delivered for consideration at our 2010 Annual Stockholders' Meeting and must comply with the other requirements for stockholder proposals and director nominations set forth in our Bylaws and Corporate Governance Guidelines. Our Corporate Governance Guidelines are published on our web site at www.magnetek.com in the "Investor Relations" section under "Corporate Governance."

 CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING STATEMENTS

        This Proxy Statement contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. Statements that are not historical facts, including statements about our beliefs or expectations, are forward-looking statements, and are contained throughout this Proxy Statement, and the documents referred to herein. Forward-looking statements are identified by words such as "believe," "anticipate," "expect," "estimate," "intend," "plan," "project," "will," "may" and variations of such words and similar expressions. In addition, any statements that refer to expectations, projections, plans, objectives, goals, strategies or other characterizations of future events or circumstances are forward-looking statements. These forward-looking statements speak only as of the date stated and we do not undertake any obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these expectations may not prove to be correct or we may not achieve the financial results, savings or other benefits anticipated in the forward-looking statements. These forward-looking statements are necessarily estimates reflecting the best judgment of our senior management and involve a number of risks and uncertainties, some of which may be beyond our control, which could cause actual results to differ materially from those suggested by the forward-looking statements. Factors that could cause actual results or conditions to differ from those anticipated by these and other forward-looking statements are described more fully in section entitled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Annual Report on Form 10-K for the fiscal year ended June 28, 2009, which we filed with the Securities and Exchange Commission ("SEC") on August 31, 2009, our Quarterly Reports on Form 10-Q for the quarters ended September 27, 2009 and December 27, 2009, which we filed with the SEC on November 6, 2009 and February 10, 2010, respectively, and any future filings reports we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act. Our business, financial condition or results of operations could also be adversely affected by other factors besides those listed or referenced in this Proxy Statement. However, these are the risks our management currently believes are material.

        You should carefully consider the information in this Proxy Statement and in reports we have filed with the SEC before you decide to vote on Proposal No. 1. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by this cautionary statement.

INCORPORATION BY REFERENCE

        The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this Proxy Statement, and information that we file later with the SEC will automatically update and supersede previously filed information, including information contained in this Proxy Statement. We incorporate by reference our Annual Report on Form 10-K for the fiscal year ended June 28, 2009, which we filed with the SEC on August 31, 2009, our Quarterly Reports on Form 10-Q for the quarters ended September 27, 2009 and December 27, 2009, which we filed with the SEC on November 6, 2009 and February 10, 2010, respectively, and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act.

 BENEFICIAL OWNERSHIP OF MAGNETEK'S COMMON STOCK
BY DIRECTORS, OFFICERS AND CERTAIN OTHER OWNERS

        The following table shows the beneficial ownership of shares of our common stock outstanding as of March 31, 2010 by (a) each person or group believed to own more than 5% of our common stock; (b) each Director of the Company, (c) each "named executive officer" as defined under the Exchange Act rules (hereafter referred to as "Executive Officers"), and (d) all Directors and Executive Officers as a group.

Beneficial Owners	Number of Shares(1)	Percent(1)
Hartland Advisors, Inc.(2)	3,175,000	10.00%
William J. Nasgovitz 789 North Water Street Milwaukee, WI 53202
GAMCO Investors, Inc.(3)	2,361,773	7.44%
Gabelli Funds, LLC GAMCO Asset Management, Inc. MJG Associates, Inc. Teton Advisors, Inc. Mario J. Gabelli One Corporate Center Rye, NY 10580
Lloyd I. Miller, III(4)	2,236,154	7.04%
4550 Gordon Drive Naples, FL 34102
Dimensional Fund Advisors, LP(5)	1,892,906	5.96%
William J. Nasgovitz 789 North Water Street Milwaukee, WI 53202
Renaissance Technologies LLC(6)	1,879,900	5.92%
James H. Simons 800 Third Avenue New York, NY 10022
Royce & Associates, LLC(7)	1,675,084	5.28%
745 Fifth Avenue New York, NY 10151
Blackrock, Inc.(8)	1,660,117	5.23%
BlackRock Advisors (UK) Limited BlackRock Institutional Trust Company, N.A. BlackRock Fund Advisors BlackRock Investment Management, LLC 40 East 52nd Street New York, NY 10022
David P. Reiland(9)	711,404	2.24%
Peter M. McCormick(10)	453,557	1.43%
Marty J. Schwenner(11)	255,221	*
David A. Bloss, Sr.(12)	200,115	*
Mitchell I. Quain(13)	184,550	*
Ryan D. Gile(14)	111,118	*

Beneficial Owners	Number of Shares(1)	Percent(1)
Jolene L. Shellman(15)	49,364	*
Yon Y. Jorden(16)	43,750	*
Executive Officers and Directors as a Group (9 persons)(17)	2,054,775	6.47%

*
Less than one percent

Notes:

(1)
For purposes of this table, a person is deemed to have "beneficial ownership" of any security as of a given date when such person has the right to acquire such security within 60 days after such date. Except as indicated in these footnotes to this table and pursuant to applicable community property laws, to the knowledge of the Company, the persons named in this table have sole voting and investment power with respect to all shares beneficially owned by them. The number of shares and percentage ownership amounts do not reflect amounts listed in the table representing common stock equivalents. The Company makes no representation as to the accuracy or completeness of amounts in this table that are identified in these footnotes as being provided according to public filings by or on behalf of the beneficial stockholders in question. For purposes of this table, the addresses of the Executive Officers and the Directors shall be N49 W13650 Campbell Drive, Menomonee Falls, Wisconsin, 53051

(2)
According to a Schedule 13G filed on February 11, 2010, Heartland Advisors, Inc. ("Heartland"), by virtue of its investment discretion and voting authority granted by certain clients, which may be revoked at any time, and William J. Nasgovitz, as a result of his ownership interest in Heartland, have shared voting and dispositive power with respect to the shares of common stock reported in the above table. Mr. Nasgovitz disclaims beneficial ownership of such shares.

(3)
According to a Schedule 13D filed on July 1, 2009, (i) Gabelli Funds, LLC ("Gabelli Funds") has sole voting and dispositive power with respect to 650,000 shares of our common stock, (ii) GAMCO Asset Management, Inc. ("GAMCO Asset") has sole voting power with respect to 1,253,773 shares and sole dispositive power with respect to 1,321,773 shares of our common stock, (iii) MJG Associates, Inc. ("MJG") has sole voting and dispositive power with respect to 20,000 shares of our common stock, and (iv) Teton Advisors, Inc. ("Teton Advisors") has sole voting and dispositive power with respect to 370,000 shares of our common stock. Mr. Mario J. Gabelli and various entities which he directly or indirectly controls or for which he acts as chief investment officer, are engaged in providing investment services and advice to various institutional and individual clients. Mr. Gabelli and the foregoing reporting persons are deemed to have beneficial ownership of certain shares of our common stock, which are beneficially owned by certain of such reporting persons. The reporting persons do not admit that they constitute a group.

(4)
According to a Schedule 13G filed on February 9, 2010, Lloyd I. Miller III has (i) shared dispositive and voting power with respect to 1,186,043 shares of our common stock as an investment advisor to the trustee of certain family trusts and (ii) sole dispositive and voting power with respect to 1,050,111 shares of our common stock as (a) a manager of a limited liability company that is the general partner of a certain limited partnership, (b) the trustee to a certain grantor retained annuity trust, and (c) an individual.

(5)
According to a Schedule 13G filed on February 8, 2010, Dimensional Fund Advisors, LP ("Dimensional"), furnishes investment advice to four investment companies and serves as investment manager to certain other commingled group trusts and separate accounts (the "Funds"). In its role as investment advisor or manager, Dimensional possesses sole voting power with respect to 1,873,106 shares of common stock and sole dispositive power with respect to

  1,892,906 shares of common stock that are owned by Funds, and may be deemed to be the beneficial owner of such shares. Dimensional disclaims beneficial ownership of such shares.

(6)
According to a Schedule 13G filed on February 12, 2010, James H. Simons controls Renaissance Technologies LLC, which possesses sole voting power and sole dispositive power with respect to 1,879,900 shares of common stock reported in the above table.

(7)
According to a Schedule 13G filed on January 26, 2010, Royce & Associates, LLC, as an investment advisor, possesses sole voting and sole dispositive power with respect to 1,675,084 shares of common stock reported in the above table.

(8)
According to a Schedule 13G filed on January 29, 2010, BlackRock, Inc. ("BlackRock") acquired Barclays Global Investors, NA and, as a result, certain Barclays entities are now included as subsidiaries of BlackRock for purposes of Schedule 13G filings, including those entities named in the above table. BlackRock possesses sole voting and sole dispositive power with respect to 1,660,117 shares of common stock reported in the above table.

(9)
Includes 581,291 shares issuable upon exercise of options by Mr. Reiland. Also includes 39,735 shares held in a living trust, as to which Mr. Reiland disclaims beneficial ownership. Does not include 114,757 shares of phantom stock held in the Amended and Restated Director and Officer Compensation and Deferral Investment Plan ("DOCDIP Plan").

(10)
Includes 265,000 shares issuable upon exercise of options by Mr. McCormick, 118,110 shares of restricted stock not yet vested, and 1,596 shares held in the Company's 401(k) plan.

(11)
Includes 126,526 shares issuable upon exercise of options by Mr. Schwenner, 69,390 shares of restricted stock not yet vested, and 3,961 shares held in the Company's 401(k) plan.

(12)
Includes 92,915 shares issuable upon exercise of options by Mr. Bloss. Does not include 60,636 shares of phantom stock held in the DOCDIP Plan by Mr. Bloss.

(13)
Includes 75,250 shares issuable upon exercise of options by Mr. Quain. Also includes 93,600 shares held in trusts for the benefit of Mr. Quain's children, as to which Mr. Quain disclaims beneficial ownership. Does not include 141,154 shares of phantom stock held in the DOCDIP Plan.

(14)
Includes 38,000 shares issuable upon exercise of options by Mr. Gile, and 65,014 shares of restricted stock not yet vested.

(15)
Includes 16,250 shares issuable upon exercise of options by Ms. Shellman, and 33,114 shares of restricted stock not yet vested.

(16)
Includes 33,750 shares issuable upon exercise of options by Ms. Jorden. Also includes 10,000 held in a family trust. Does not include 111,544 shares of phantom stock held in the DOCDIP Plan.

(17)
Includes 1,228,982 shares issuable upon exercise of options by Executive Officers and Directors as a group, 329,824 shares of restricted stock not yet vested, and 5,557 shares held in the Company's 401(k) plan, including 44,196 shares of restricted stock held by Scott S. Cramer, Vice President, General Counsel and Corporate Secretary of Magnetek, and 1,500 unrestricted shares held by Mr. Cramer. Also includes, for certain Executive Officers and Directors, shares held by trusts, as to which such Executive Officers and Directors disclaim beneficial ownership.

 COST OF THIS PROXY STATEMENT

        The entire cost of furnishing this Proxy Statement will be borne by Magnetek. Magnetek has retained D.F. King & Co., Inc. to assist with the solicitation of proxies for an estimated fee of $9,000 plus reasonable out-of-pocket expenses. Magnetek must pay brokerage firms and other persons representing beneficial owners of shares held in street name their reasonable out-of-pocket expenses incurred in connection with sending the proxy materials to beneficial owners and obtaining beneficial owners' voting instructions.

DELIVERY OF PROXY MATERIALS TO HOUSEHOLDS

        Pursuant to SEC rules, services that deliver the Company's communications to stockholders that hold their stock through a bank, broker or other holder of record may deliver to multiple stockholders sharing the same address a single copy of this Proxy Statement. Upon written or oral request, the Company will promptly deliver a separate copy of this Proxy Statement to any stockholder at a shared address to which a single copy of each document was delivered. Stockholders may notify the Company of their requests by calling or writing Scott S. Cramer, Vice President, General Counsel and Corporate Secretary, at:

  Magnetek, Inc.
  Attn: Corporate Secretary
  N49 W13650 Campbell Drive
  Menomonee Falls, Wisconsin, 53051
  Phone: 1-800-288-8178

Stockholders currently receiving multiple copies of this Proxy Statement at a shared address and who wish to receive only a single copy in the future may direct their request to the same phone number and address indicated above.

 WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the information and reporting requirements of the Exchange Act under which we file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any materials we have filed at the SEC at the SEC's public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public from the SEC's internet website at http://www.sec.gov.

        You may request a copy of any of our filings with the SEC at no cost, by writing, e-mailing, or telephoning us at the following address, e-mail address or phone number:

Magnetek, Inc.
N49 W13650 Campbell Drive
Menomonee Falls, Wisconsin 53051
1-800-288-8178

THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN SUCH JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROXY STATEMENT TO VOTE YOUR SHARES AT THE SPECIAL MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED MAY 4, 2010. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

ANNEX A

CERTIFICATE OF AMENDMENT
TO THE
RESTATED CERTIFICATE OF INCORPORATION
OF
MAGNETEK, INC.

        Magnetek, Inc., a Delaware Corporation (hereinafter called the "Corporation"), does hereby certify as follows:

        FIRST: Paragraph 1 of Article Fourth of the Corporation's Restated Certificate of Incorporation is hereby amended in its entirety to read as follows:

  "4. The total number of shares of capital stock which the Corporation shall have authority to issue is 100,500,000, divided into 100,000,000 shares of Common Stock of the par value of $.01 per share and 500,000 shares of Preferred Stock of the par value of $1.00 per share. Effective upon the filing of this Certificate of Amendment with the Delaware Secretary of State (the "Effective Time"), each share of Common Stock issued and outstanding or held in treasury by the Corporation immediately prior to the Effective Time (the "Old Common Stock") shall be automatically and without any action on the part of the holder thereof reclassified into a different number of shares of Common Stock (the "New Common Stock") such that each two to ten shares of Old Common Stock shall, at the Effective Time, be automatically reclassified into one share of New Common Stock, the exact ratio within the foregoing range to be determined by the Board of Directors of the Corporation prior to the Effective Time (the "Determined Ratio") and publicly announced by the Corporation. Further, every right, option and warrant to acquire shares of Old Common Stock outstanding immediately prior to the Effective Time shall, as of the Effective Time and without any further action, automatically be reclassified into the right to acquire one (1) share of New Common Stock based on the Determined Ratio of shares of Old Common Stock to shares of New Common Stock, as publicly announced by the Corporation, but otherwise upon the terms of such right, option or warrant (except that the exercise or purchase price of such right, option or warrant shall be proportionately adjusted). The Corporation shall not issue fractions of shares of Common Stock in connection with such reclassification of shares of its Common Stock. In lieu thereof, the Corporation shall pay to each holder of any such fractional share an amount equal to the fair value thereof, as determined in good faith by the Board of Directors. Each certificate that, prior to the Effective Time, represented shares of Old Common Stock shall, from and after the Effective Time, represent that number of whole shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified pursuant to this Certificate of Amendment."

        SECOND: The foregoing amendment was duly adopted in accordance with Section 242 of the Delaware General Corporation Law.

        IN WITNESS WHEREOF, Magnetek, Inc. has caused this Certificate of Amendment to be duly executed in its corporate name this [Date], 2010.

MAGNETEK, INC.
By:
Name:
Title:

A-1

SPECIAL MEETING OF STOCKHOLDERS OF

MAGNETEK, INC.

May 24, 2010

PROXY VOTING INSTRUCTIONS

MAIL—Date, sign and mail your Proxy Card in the envelope provided as soon as possible.

—OR—
TELEPHONE—Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries and follow the instructions. Have your Proxy Card available when you call.	COMPANY NUMBER ACCOUNT NUMBER
—OR—

INTERNET—Access "www.voteproxy.com" and follow the on-screen instructions. Have your Proxy Card available when you access the web page.

You may enter your voting instructions at 1-800-PROXIES in the United States or 1-718-921-8500 from foreign countries or www.voteproxy.com up until 11:59 p.m. Central Daylight Time on May 23, 2010 (the day before the Special Meeting).

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders to be held on May 24, 2010. The Notice of Special Meeting of Stockholders and this Proxy Statement are available at www.magnetek.com in the "Investor Relations" section under "Proxy Online."

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE    ☒

1.	Amend Magnetek's Restated Certificate of Incorporation to effect a reverse stock split with respect to Magnetek's common stock at any whole number ratio between 1-for-2 and 1-for-10, with the final decision whether to proceed with the reverse stock split and the exact ratio and timing of the reverse stock split to be determined by the Board of Directors, in its discretion, following stockholder approval (if received), but not later than December 31, 2010.	FOR ☐	AGAINST ☐	ABSTAIN ☐
2.	The undersigned hereby confers upon the proxies the discretion to act on any other matter that may properly come before the Special Meeting or any adjournment(s) or postponement(s) of the meeting.

Receipt of copies of the Notice of the Special Meeting of Stockholders and the Proxy Statement dated May 4, 2010 is hereby acknowledged.

TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE OF THIS CARD.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.    ☐

MARK "X" HERE IF YOU PLAN TO ATTEND THE MEETING.    ☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:
Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

MAGNETEK, INC.

SPECIAL MEETING OF STOCKHOLDERS, MAY 24, 2010
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

        The undersigned hereby appoints PETER M. MCCORMICK and SCOTT S. CRAMER or either of them, attorneys and proxies, to represent the undersigned, with power of substitution, to appear and to vote all shares of stock of MAGNETEK, INC. (the "Company") which the undersigned would be entitled to vote at the Special Meeting of Stockholders of the Company to be held at Magnetek's corporate offices, N50 W13775 Overview Drive, Menomonee Falls, Wisconsin, 53051, on May 24, 2010 at 10:00 a.m. Central Daylight Time and any adjournment thereof.

This Proxy, when properly executed, will be voted in the manner directed herein by the stockholder named on the reverse side. If no direction is given, this Proxy will be voted "FOR" Proposal No. 1 and in the proxies' discretion on any other matters coming before the meeting.

(Continued and to be signed on the reverse side)

COMMENTS: